UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2019, Sunesis Pharmaceuticals, Inc. (“Sunesis” or the “Company”) and Millennium Pharmaceuticals, Inc. (“Millennium”), a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, partitioned the amended and restated license agreement dated January 8, 2014 into two separate agreements:  (i) an amended and restated license agreement for PDK (the “PDK Agreement”), which contains the terms and conditions pursuant to which, among other things, Sunesis has a license under certain intellectual property rights of Millennium to develop and commercialize compounds binding the PDK target (but not compounds binding the Raf target), and certain other rights with respect to such compounds, and (ii) an amended and restated license agreement for RAF (the “Millennium RAF Agreement”), which contains the terms and conditions pursuant to which, among other things, Millennium has a license under certain intellectual property rights of Sunesis to develop and commercialize compounds binding the Raf target (but not compounds binding the PDK target), and certain other rights with respect to such compounds.

The foregoing is only a brief description of the PDK Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the PDK Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item by reference.

Item 8.01 Other Events.

On December 16, 2019, Millennium entered into a transaction with DOT Therapeutics-1, Inc. (“DOT-1”) pursuant to which Millennium would assign to DOT-1 certain assets related to compounds that bind the Raf target, which assets include the Millennium RAF Agreement (such transaction, the “Transaction”).  Coincident with the completion of the Transaction, on December 16, 2019, DOT-1 and Sunesis amended and restated the Millennium RAF Agreement (the “DOT-1 RAF Agreement”). Under the DOT-1 RAF Agreement, DOT-1 agreed to pay Sunesis an upfront fee of $2.0 million, up to $57.0 million in pre-commercialization, event-based milestone payments, and royalty payments on future sales of TAK-580.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: December 17, 2019	By:	/s/ William P. Quinn
William P. Quinn
Chief Financial Officer, Senior Vice President, Finance and Corporate Development